EXHIBIT 99.1

Contacts:

Dov A. Goldstein, M.D.	E. Blair Schoeb
Vicuron Pharmaceuticals Inc.	WeissComm Partners
610-205-2312	760-365-1857
dgoldstein@vicuron.com	blair@weisscommpartners.com

VICURON PHARMACEUTICALS ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS

King of Prussia, PA, August 4, 2005— Vicuron Pharmaceuticals Inc. (NASDAQ and MICU: Nuovo Mercato) today reported financial results for the second quarter ended June 30, 2005.

Total revenues for the second quarter of 2005 were $1.1 million compared with $1.9 million for the second quarter of 2004. Total operating expenses were $20.6 million in the second quarter of 2005 compared to $26.5 million during the second quarter of 2004.

For the second quarter of 2005, Vicuron reported a net loss of $18.8 million, or a net loss per share of $0.31 on 61.1 million weighted average shares outstanding. This compares to a net loss of $24.1 million, or $0.44 per share on 54.6 million weighted average shares outstanding for the second quarter of 2004.

Total revenues for the first six months of 2005 were $2.9 million compared with $3.8 million for the same period in 2004. Total operating expenses during the first six months of 2005 were $38.5 million compared to $52.7 million during the same period last year.

For the six months ended June 30, 2005, Vicuron reported a net loss of $34.2 million, or a net loss per share of $0.56 on 60.8 million weighted average shares outstanding. This compares to a net loss for the same period of 2004 of $47.6 million, or $0.88 per share on 54.3 million weighted average shares outstanding.

At June 30, 2005, cash and cash equivalents and marketable securities totaled approximately $115.3 million.

“Earlier this month we announced that Pfizer plans to acquire Vicuron for $29.10 per share in cash, for an aggregate equity purchase price of approximately $1.9 billion,” said George F. Horner III, President and Chief Executive Officer of Vicuron. “In May, we submitted the amendment to the anidulafungin New Drug Application for the treatment of esophageal candidiasis to the FDA as planned.”

About Vicuron Pharmaceuticals

Vicuron Pharmaceuticals is a biopharmaceutical company focused on discovering, developing, manufacturing and commercializing vital medicine for seriously ill patients. The company has three New Drug Applications submitted to the U.S. Food and Drug Administration for its two lead products, dalbavancin, a novel intravenous antibiotic for the treatment of serious Gram-positive infections, and anidulafungin, a novel antifungal agent. Vicuron applies a disciplined, integrated approach to anti-infective discovery for next-generation compounds in both hospital-based and community-acquired infections. The company recently announced that it was being acquired by Pfizer at a price of $29.10 per share in cash, for an aggregate equity purchase price of approximately $1.9 billion. Completion of this transaction is subject to regulatory approval, Vicuron shareholder’s approval and other customary closing conditions.

Forward-Looking Statements

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Vicuron’s control. Vicuron faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including the possibilities that clinical trials and the results thereof might be delayed or unsuccessful, that the timing of the filing of any new drug application or any amendment to a new drug application might be delayed, that clinical trials might indicate that a product candidate is unsafe or ineffective, that the FDA might require additional information to be submitted and additional actions to be taken before it will make any decision, that any filed new drug application may not be approved by the FDA, that ongoing proprietary and collaborative research might not occur or yield useful results, that the pipeline may not yield a new clinical candidate or a commercial product, that a third party may not be willing to license product candidates on terms acceptable to us or at all, that competitors might develop superior substitutes for Vicuron’s products or market these competitive products more effectively, that a sales force may not be developed as contemplated and that one or more of Vicuron’s product candidates may not be commercialized successfully. The reports that Vicuron files with the U.S. Securities and Exchange Commission (the “SEC”) contain a fuller description of these and many other risks to which Vicuron is subject. Because of those risks, Vicuron’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Vicuron assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

Additional Information and Where to Find It

On July 19, 2005, Vicuron filed a proxy statement with the SEC regarding the proposed acquisition of Vicuron by Pfizer. Investors and stockholders of Vicuron and Pfizer are urged to read the proxy statement and any other relevant materials filed by us or Pfizer with the SEC because they contain, or will contain, important information about Vicuron, Pfizer and the proposed transaction. The proxy statement has been sent to stockholders of Vicuron seeking their approval of the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Vicuron or Pfizer with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.

Participants in Solicitation

Vicuron and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Vicuron stockholders to approve the proposed transaction, including as a result of holding options to purchase shares of Vicuron stock. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement relating to the proposed transaction.

VICURON PHARMACEUTICALS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues:
Collaborative research and development and contract services	$921	$1,778	$2,548	$3,570
License fees and milestones	198	139	341	275

Total revenues	1,119	1,917	2,889	3,845

Operating expenses:
Research and development	12,870	19,355	26,150	41,390
General and administrative	7,735	7,192	12,393	11,263

Total operating expenses	20,605	26,547	38,543	52,653

Loss from operations	(19,486)	(24,630)	(35,654)	(48,808)

Other income (expense):
Investment income	731	545	1,582	1,231
Interest expense	(5)	(25)	(12)	(53)

Net loss before income tax expense	(18,760)	(24,110)	(34,084)	(47,630)

Income tax expense	64	—	156	—

Net loss	$(18,824)	$(24,110)	$(34,240)	$(47,630)

Net loss per share:
Basic and diluted	$(0.31)	$(0.44)	$(0.56)	$(0.88)

Weighted average shares	61,108	54,616	60,841	54,323

VICURON PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(unaudited) June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$93,681	$121,144
Marketable securities	21,612	34,127
Accounts receivable, net	6,536	6,232
Prepaid expenses and other current assets	2,980	8,310

Total current assets	124,809	169,813
Property, plant and equipment	52,224	58,668
Intangible assets, net	19,770	24,230
Long-term receivables	12,087	12,222
Long-term marketable securities-restricted	2,775	3,256
Other assets	2,709	1,837

Total assets	$214,374	$270,026

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,189	$12,473
Accrued liabilities	7,351	9,747
Current portion of long term debt	1,120	1,225
Current portion of deferred revenue	215	550

Total current liabilities	13,875	23,995
Long-term debt, less current portion	8,404	10,066
Deferred revenue, less current portion	1,750	1,750
Other long-term liabilities	5,030	4,624

Total liabilities	29,059	40,435

Stockholders’ equity:
Common stock	61	60
Additional paid-in capital	608,113	602,011
Deferred stock compensation	(171)	(179)
Accumulated other comprehensive income	16,798	32,945
Accumulated deficit	(439,486)	(405,246)

Total stockholders’ equity	185,315	229,591

Total liabilities and stockholders’ equity	$214,374	$270,026